                                                                    EXHIBIT 3.4

                                  Nova Scotia
                              CERTIFICATE OF STATUS

Registry Number
3003385

I hereby certify that according to the records of this office

VELTRI METAL PRODUCTS CO.

was formed by virtue of amalgamation on November 19, 1996 under the Companies Act of Nova Scotia as an unlimited liability company and is a valid and subsisting company.

I further certify that according to the records of this office

VELTRI METAL PRODUCTS CO.

was registered under the Corporations Registration Act of Nova Scotia on November 19, 1996 and the certificate is still in force.

I further certify that according to the records of this office, there are no encumbrances filed with respect to the company under the Corporations Securities Registration Act.

              /s/ N.M. Homans                                April 22, 1998
     -----------------------------------------              ---------------
     Deputy Registrar of Joint Stock Companies               Date of Issue

1996                                                        S.H. No. 133351

                      IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:                        Section 134 of the Companies Act (Nova
                                         Scotia), being Chapter 81 of the
                                         Revised Statutes of Nova Scotia, 1989
                                         as amended

- and -


IN THE MATTER OF:                        The application of VS Acquisition Co.,
                                         Veltri Stamping Corporation Limited,
                                         Veltri Holdings Limited and North
                                         American Precision Tool Limited for an
                                         Order of Amalgamation
                    [STAMP]
                    RECEIVED
                   NOV 19 1996
               OFFICE OF REGISTRAR
            of Joint Stock Companies
                  NOVA SCOTIA

Sgd
SMH
 J
                             ORDER OF AMALGAMATION

BEFORE THE HONOURABLE JUSTICE S.M. HOOD IN CHAMBERS.

     UPON HAVING READ the Affidavit of Richard M. Miettinen, sworn November 13, 1996, and the Affidavit (Re: Financial Statements) of Richard M. Miettinen, sworn November 13, 1996;

     AND UPON HAVING READ the amalgamation agreement dated November 13, 1996 between VS Acquisition Co., Veltri Stamping Corporation Limited, Veltri Holdings Limited and North American Precision Tool Limited (the "Amalgamation Agreement") a copy of which is annexed hereto as Schedule A;

     AND UPON IT APPEARING that the shareholders of VS Acquisition Co., Veltri Stamping Corporation Limited, Veltri Holdings Limited and North American Precision Tool Limited have approved the Amalgamation Agreement and that none of the creditors will be affected by the amalgamation provided for in the Amalgamation Agreement;

     AND UPON IT APPEARING that the material creditors of the Applicants have consented to the Amalgamation Agreement;

     AND UPON IT APPEARING that the Applicants are not companies whose shares are publicly traded and no useful purpose would be served by having the financial statements of the Applicants on file herein produced as public documents after being examined by the Court at the hearing of this Application;

     AND UPON HEARING Andrew V. Burke, counsel for the applicants;

     AND UPON MOTION:

     IT IS HEREBY ORDERED that the Amalgamation Agreement be and the same is hereby approved.

     IT IS FURTHER ORDERED that none of VS Acquisition Co., Veltri Stamping Corporation Limited, Veltri Holdings Limited and North American Precision Tool Limited shall be required to give notice to their creditors, if any, of the time and place of an application for an order of this Honourable Court approving the Amalgamation Agreement and that such notice be and the same is hereby dispensed with pursuant to subsection (7) of Section 134 of the Companies Act.

     IT IS FURTHER ORDERED that the filing with the Registrar of Joint Stock Companies of a copy of this order certified under the hand of the Prothonotary be sufficient compliance with the provisions of subsection (9) of Section 134 of the Companies Act.

     IT IS FURTHER ORDERED that the Affidavit (Re: Financial Statements) of Richard M. Miettinen, sworn November 13, 1996, filed herein, be sealed by the Prothonotary and not opened except upon further order of this Honourable Court.

     DATED at Halifax, Nova Scotia, this 19th day of November, 1996.

                                                  /s/ Gretchen G. Pohlkamp
IN THE SUPREME COURT                                 GRETCHEN G. POHLKAMP
COUNTY OF HALIFAX, N.S.                           ---------------------------
I hereby certify that the foregoing document,           Prothonotary
identified by the Seal of the Court, is a true
copy of the original document on file herein,
Dated the 19 day of November A.D., 1996

/s/ Gretchen G. Pohlkamp
  GRETCHEN G. POHLKAMP
------------------------
      Prothonotary

                                  SCHEDULE "A"

     THIS AGREEMENT OF AMALGAMATION dated the 13th day of November, 1996.

BETWEEN:

                VS ACQUISITION CO., a body corporate ("VSAC")

                                OF THE FIRST PART

                - and -

                VELTRI STAMPING CORPORATION LIMITED, a body corporate Veltri Stamping")

                                OF THE SECOND PART

                - and -

                VELTRI HOLDINGS LIMITED, a body corporate ("Veltri Holdings")

                                OF THE THIRD PART

                - and -

                NORTH AMERICAN PRECISION TOOL LIMITED, a body corporate ("Precision Tool")

                                OF THE FOURTH PART

     WHEREAS VSAC was incorporated under the laws of Nova Scotia on October 16, 1996 and has an authorized capital consisting of 1,000,000 common shares without nominal or par value;

     AND WHEREAS Veltri Stamping was continued under the laws of Nova Scotia on November 13, 1996 and has an authorized capital consisting of 100,000,000 common shares without nominal or par value;

     AND WHEREAS Veltri Holdings was continued under the laws of Nova Scotia on November 13, 1996 and has an authorized capital consisting of 100,000,000 common shares without nominal or par value, 995,000 Class A preferred shares without nominal or par value and 1,000 Class B preferred shares without nominal or par value;

     AND WHEREAS Precision Tool was continued under the laws of Nova Scotia on November 13, 1996 and has an authorized capital consisting of 100,000,000 common shares without nominal or par value and 100,000,000 Class A preferred shares without nominal or par value;

     AND WHEREAS the shareholders of VSAC, Veltri Stamping, Veltri Holdings and Precision Tool deem it desirable and in the best interests of each of them that they be amalgamated pursuant to the provisions of s. 134 of the Companies Act of Nova Scotia;

     NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises, the parties hereto agree as follows:

     1. VSAC, Veltri Stamping, Veltri Holdings and Precision Tool shall be amalgamated and continue as one company (the "Amalgamated Company") pursuant to Section 134 of the Companies Act of Nova Scotia.

     2. The attributes and characteristics of the Amalgamated Company shall be as follows:

          (a) The name of the Amalgamated Company shall be "Veltri Metal Products CO.".

          (b) The registered office of the Amalgamated Company shall be situated at Suite 800,1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, B3J 2X2.

          (c) The authorized capital of the Amalgamated Company shall consist of 1,000,000 common shares without nominal or par value.

          (d) The liability of the members of the Amalgamated Company shall be unlimited.

          (e) The Memorandum of Association of the Amalgamated Company shall be as set forth in Schedule "A" attached hereto and the objects of the Company shall be as set forth therein.

          (f) The names, occupations and places of residence of the first directors of the Amalgamated Company are as follows:

          Name                     Occupation                 Place of Residence
          ----                     ----------                 ------------------

          Randolph J. Agley        Businessman                200 Talon Centre
                                                              Detroit, Michigan
                                                              U.S.A. 48207

          Wayne C. Inman           Businessman                200 Talon Centre
                                                              Detroit, Michigan
                                                              U.S.A. 48207

          Michael T. Timmis        Businessman                200 Talon Centre
                                                              Detroit, Michigan
                                                              U.S.A. 48207

               Such directors are to hold office until the first annual meeting of the shareholders of the Amalgamated Company.

          (g) Subsequent directors are to be elected at the first annual general meeting of the shareholders of the Amalgamated Company and are to hold office while qualified until their successors are from time to time elected in the manner provided for in the Articles of Association of the Amalgamated Company.

          (h) The manner of converting the authorized and issued capital of VSAC, Veltri Stamping, Veltri Holdings and Precision Tool into that of the Amalgamated Company shall be as follows:

               (i) Each registered holder of common shares of VSAC shall be entitled to one fully paid and non-assessable common share of the Amalgamated Company for each common share in the capital stock of VSAC held by such registered shareholder.

               (ii) All authorized shares, whether issued or unissued, of all classes of Veltri Stamping, Veltri Holdings and Precision Tool, shall be cancelled.

     3. THE ARTICLES of Association of the Amalgamated Company shall be as attached and marked Schedule "B" to this Agreement until repealed, amended, altered or added to.

     4. The Amalgamated Company shall posses all the property rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts of VSAC, Veltri Stamping, Veltri Holdings and Precision Tool.

     5. All rights of creditors against the property, rights and assets of VSAC, Veltri Stamping, Veltri Holdings and Precision Tool, respectively, and all mortgages, Hens or claims upon their respective properties, rights and assets shall be unimpaired by the proposed amalgamation and all debts, contracts, liabilities and duties of VSAC, Veltri Stamping, Veltri Holdings and Precision Tool, respectively, shall thenceforth attach to the Amalgamated Company and may be enforced against it to the same extent as if the said debts, contracts, liabilities and duties had been incurred or contracted by it.

     6. No action or proceeding by or against VSAC, Veltri Stamping, Veltri Holdings or Precision Tool shall abate or be affected by the proposed amalgamation but for all purposes of such action or proceeding by or against VSAC, Veltri Stamping, Veltri Holdings or Precision Tool, as the case may be, they shall be deemed still to exist and the Amalgamated Company may be substituted in such action or proceeding in the place thereof.

     7. None of VSAC, Veltri Stamping, Veltri Holdings or Precision Tool shall, subsequent to the date hereof, unless this Agreement shall fail of confirmation by the shareholders of any of VSAC, Veltri Stamping, Veltri Holdings or Precision Tool, or not be approved by a Judge of the Supreme Court of Nova Scotia, in Chambers:

          (a) Issue any unissued shares of its capital stock, redeem or reduce any shares of its capital stock now outstanding or otherwise alter its existing capital structure; or

          (b) Declare or pay any dividends or make any other distribution in respect of any shares of its outstanding capital stock.

     8. VSAC, Veltri Stamping, Veltri Holdings and Precision Tool may by resolution of their Boards of Directors assent to such alterations or modifications of this Agreement which the shareholders of the respective companies at meetings duly called to consider the same approve or as a Judge of the Supreme Court of Nova Scotia may require, and the expression "this Agreement" as used herein shall be read and construed to mean and include this Agreement as so altered or modified.

     IN WITNESS WHEREOF the parties hereto have caused the same to be executed in their names and on their behalf and their corporate seals to be thereunto affixed by their proper officers duly authorized in that behalf.

SIGNED, SEALED AND DELIVERED            )       VS ACQUISITION CO.
  in the presence of:                   )
                                        )
[SIG] Eric D. Anderson                  )       By: [SIG] David Woodward
---------------------------------       )          -----------------------------
        Witness                         )
                                        )
                                        )       VELTRI STAMPING CORPORATION
                                        )       LIMITED
                                        )
                                        )
[SIG] Eric D. Anderson                  )       By: [SIG] David Woodward
---------------------------------       )          -----------------------------
        Witness                         )
                                        )
                                        )       VELTRI HOLDINGS LIMITED
                                        )
                                        )
[SIG] Eric D. Anderson                  )       By: [SIG] David Woodward
---------------------------------       )          -----------------------------
        Witness                         )
                                        )
                                        )       NORTH AMERICAN PRECISION
                                        )       TOOL LIMITED
                                        )
                                        )
[SIG] Eric D. Anderson                  )       By: [SIG] David Woodward
---------------------------------       )          -----------------------------
        Witness                         )

                                  SCHEDULE "A"

                            MEMORANDUM OF ASSOCIATION
                                       OF
                            VELTRI METAL PRODUCTS CO.

1.    The name of the Company is VELTRI METAL PRODUCTS CO.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

(i)   to sell or dispose of its undertaking, or a substantial part thereof;

(ii)  to distribute any of its property in specie among its members; and

(iii) to amalgamate with any company or other body of persons.

3.    The liability of the members is unlimited.

4. Article 12 of the Articles of Association of the Company shall not be amended, modified or altered and no article inconsistent with Article 12 shall be adopted or added to the Articles of Association in each case without the unanimous consent of the members of the Company.